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       ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                  ARTICLES SUPPLEMENTARY

    ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST:    the aggregate number of shares of capital
stock of the Corporation is increased by the three hundred million (300,000,000) shares, which are as follows: one hundred million (100,000,000) shares as North American Government Income Portfolio Common Stock, one hundred million (100,000,000) shares as Global Dollar Government Portfolio Common Stock, and one hundred million (100,000,000) shares as Utility Income Portfolio Common Stock. The shares of North American Government Income Portfolio Common Stock, Global Dollar Government Portfolio Common Stock and Utility Income Portfolio Common Stock as so classified by the Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH, paragraph (3) of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally.

    SECOND:   Immediately before the increase, the
Corporation was authorized to issue Nine Hundred Million
(900,000,000) shares of capital stock, par value $.001 per share, such shares having the following designation:

Number of Shares   Designations

100,000,000        Money Market Portfolio Common Stock
100,000,000        Growth Portfolio Common Stock
100,000,000        Growth and Income Portfolio Common Stock
100,000,000        U.S. Government/High Grade Securities
                        Portfolio Common Stock
100,000,000        High Yield Portfolio Common Stock
100,000,000        Total Return Portfolio Common Stock
100,000,000        International Portfolio Common Stock
100,000,000        Short-Term Multi-Market Portfolio
                        Common Stock
100,000,000        Global Bond Portfolio Common Stock

and having an aggregate par value of Nine Hundred Thousand
Dollars ($900,000,000).  As increased, the Corporation is



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authorized to issue a total of One Billion Two Hundred
Million (1,200,000,000) shares of capital stock, par value
$.001 per share, having an aggregate par value of One
Million Two Hundred Thousand Dollars ($1,200,000).
Immediately after the increase and giving effect to the classification of shares set forth in Article FIRST hereof, such shares were classified as follows:

Number of Shares   Designations

100,000,000        Money Market Portfolio Common Stock
100,000,000        Growth Portfolio Common Stock
100,000,000        Growth and Income Portfolio Common Stock
100,000,000        U.S. Government/High Grade Securities
                        Portfolio Common Stock
100,000,000        High Yield Portfolio Common Stock
100,000,000        Total Return Portfolio Common Stock
100,000,000        International Portfolio Common Stock
100,000,000        Short-Term Multi-Market Portfolio
                        Common Stock
100,000,000        Global Bond Portfolio Common Stock
100,000,000        North American Government Income
                        Portfolio Common Stock
100,000,000        Global Dollar Government Portfolio
                        Common Stock
100,000,000        Utility Income Portfolio Common Stock

    THIRD:    The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940, as amended.

    FOURTH:   The Board of Directors of the Corporation
increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the shares of North American Government Income Portfolio Common Stock, Global Dollar Government Portfolio Common Stock and Utility Income Portfolio Common Stock under authority contained in the Charter of the Corporation.

    IN WITNESS WHEREOF, Alliance Variable Product Series Fund, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this 16th day of February, 1994. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts





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set forth herein relating to authorization and approval
hereof are true in all material respects.

                        ALLIANCE VARIABLE PRODUCTS SERIES
                        FUND, INC.

                        By:  /s/ David H. Dievler
                             ___________________________
                             David H. Dievler
                             Chairman and President

WITNESS:

/s/ Robert J. Grosso
________________________
Robert J. Grosso
Assistant Secretary




































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